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                                  EXHIBIT 21.1


                 SUBSIDIARIES OF AMBASSADORS INTERNATIONAL, INC.


1.       Ambassadors Education Group, Inc., a Delaware corporation

2.       Ambassadors Programs, Inc., a Delaware corporation

3.       Ambassadors Sports Group, Inc., a Delaware corporation

4.       Ambassadors Specialty Group, Inc., a Delaware corporation

5.       Ambassadors Performance Group, Inc., a Delaware corporation

6.       Ambassadors Services Group, Inc., a Delaware corporation